UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2015

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 6, 2015, CONSOL Energy Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) in Pittsburgh, Pennsylvania. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The following individuals were elected as directors to hold office for a one-year term expiring at the annual meeting in 2016 or until their respective successors are elected and qualified:

Director Name	For	Withheld	Broker Non-Votes	Abstain
J. Brett Harvey	189,261,414	10,112,199	12,382,628	0
Nicholas J. DeIuliis	198,361,482	1,012,131	12,382,628	0
Philip W. Baxter	195,733,271	3,640,342	12,382,628	0
Alvin R. Carpenter	198,508,856	864,757	12,382,628	0
William E. Davis	182,050,793	17,322,820	12,382,628	0
David C. Hardesty, Jr.	177,829,444	21,544,169	12,382,628	0
Maureen E. Lally-Green	195,828,976	3,544,637	12,382,628	0
Gregory A. Lanham	198,582,661	790,952	12,382,628	0
John T. Mills	197,651,834	1,721,779	12,382,628	0
William P. Powell	195,428,715	3,944,898	12,382,628	0
William N. Thorndike, Jr.	198,572,702	800,911	12,382,628	0

Proposal 2: Ernst & Young LLP was ratified as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2015.

For:	211,270,471
Against:	406,655
Abstain:	79,105

Proposal 3: A non-binding resolution regarding compensation paid to our named executive officers in 2014 was approved.

For:	193,907,053
Against:	4,783,592
Abstain:	682,968
Broker Non-Votes:	12,382,628

Proposal 4: The shareholder proposal regarding proxy access was rejected.

For:	93,574,378
Against:	105,682,362
Abstain:	116,873
Broker Non-Votes:	12,382,628

Proposal 5: The shareholder proposal regarding a climate change report was rejected.

For:	18,814,001
Against:	149,700,826
Abstain:	30,858,786
Broker Non-Votes:	12,382,628

Proposal 6: The shareholder proposal regarding an independent board chair was rejected.

For:	59,807,255
Against:	139,466,108
Abstain:	100,250
Broker Non-Votes:	12,382,628

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephanie L. Gill
Stephanie L. Gill
Vice President, General Counsel and Corporate Secretary

Dated: May 6, 2015